UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010 (June 24, 2010)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2010, National Penn Bancshares, Inc. (“National Penn”) entered into a definitive agreement (the “Agreement”) with WSFS Financial Corporation (“WSFS”), pursuant to which WSFS agreed to acquire the stock of Christiana Bank & Trust Company (“Christiana”), National Penn’s wholly-owned subsidiary, for a cash purchase price of $34.5 million (the “Sale Transaction”).

Pursuant to the Agreement, Christiana will contribute specified classified and non-performing loans and other assets to a Christiana subsidiary (“Christiana Sub”) promptly after signing.  Immediately prior to the closing of the Sale Transaction, Christiana will distribute to National Penn (or a National Penn affiliate) all of Christiana’s equity interests in Christiana Sub in exchange for a cash payment.

The Agreement contains certain representations and warranties of the parties, covenants, indemnification provisions, non-competition and non-solicitation agreements and other customary provisions.  The Sale Transaction, anticipated to close in the fourth quarter of 2010, is subject to several closing conditions, including receipt of required regulatory approval.

The Agreement may be terminated by mutual written consent of National Penn and WSFS.  Additionally, either party may terminate the Agreement upon the occurrence of any of the following:

•
A breach of any representation, warranty or obligation of the other party if such breach cannot be remedied within thirty (30) days following the receipt of notice describing the breach and requesting that it be remedied, unless the breach cannot reasonably be cured in such thirty (30) day period, in which case the breaching party shall have sixty (60) days to cure before the Agreement is terminated.

•	The failure of the closing to occur prior to March 31, 2011, unless the failure of the closing to occur by such date is caused by National Penn’s or WSFS’s breach of the Agreement.

•
The issuance of a definitive written denial of an approval or consent from a regulatory authority which is required for consummation of the Sale Transaction and the performance by National Penn and WSFS of their respective covenants and obligations under the Agreement is obtained, without regard to any requisite waiting period, where the time period for appeals and requests for reconsideration has run.

•
The failure of the closing to occur prior to March 31, 2011 due to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Sale Transaction.

A copy of the press release issued by National Penn announcing the execution of the Agreement is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01   Other Events

On June 24, 2010, National Penn issued a press release also announcing its intention to surrender its portfolio of separate account bank owned life insurance (“BOLI”).  The aggregate proceeds of the BOLI surrender will be approximately $65 million, which is approximately $6.5 million in excess of the fair market value of the underlying assets.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and CEO

Dated: June 25, 2010

EXHIBIT INDEX

Number	Description

99.1	Press Release